UNITES STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2015

NEPHROS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-32288	13-3971809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Grand Avenue, River Edge, New Jersey 07661
(Address of principal executive offices, including ZIP code)

(201) 343-5202
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2015, Nephros, Inc. (the “Company”) completed its offer to exercise (the “Offer to Exercise”) certain outstanding warrants to purchase an aggregate of 5,008,689 shares of the Company’s common stock, consisting of outstanding warrants to purchase an aggregate of 2,226,112 shares of the Company’s common stock at an exercise price of $0.40 per share, issued on March 10, 2011 to investors participating in the Company’s 2011 rights offering (the “Rights Offering Warrants”) and outstanding warrants to purchase an aggregate of 2,782,577 shares of the Company’s common stock at an exercise price of $0.40 per share, issued on March 10, 2011 to Lambda Investors LLC in connection with a private placement financing transaction (the “Lambda Warrants” and, together with the Rights Offering Warrants, the “2011 Warrants”).

The Offer to Exercise expired at 12:00 midnight (Eastern Time) on the evening of December 18, 2015 (the “Expiration Date”). Pursuant to the Offer to Exercise, 2011 Warrants to purchase an aggregate of 3,442,521 shares of the Company’s common stock were tendered by their holders and were exercised in connection therewith for gross proceeds to the Company of approximately $688,000. Such tendered 2011 Warrants represent approximately 70% of the Company’s outstanding 2011 Warrants immediately prior to the Expiration Date.

The 2011 Warrants of holders who elected to participate in the Offer to Exercise were exercisable at a temporarily reduced cash exercise price of $0.20 per share of common stock for the period beginning on November 20, 2015 and ending on the Expiration Date, in accordance with an amendment to the warrant agreement that governs the 2011 Warrants (the “Amendment”). A copy of the Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Following the exercise of 2011 Warrants to purchase an aggregate of 3,442,521 shares of the Company’s common stock pursuant to the terms of the Offer to Exercise, the Company had 48,468,324 shares of common stock issued and outstanding, excluding (i) outstanding warrants to purchase 2,483,317 shares of common stock (consisting of 2011 Warrants in the aggregate amount of 1,566,168 shares of common stock and Warrants to purchase an aggregate of 917,149 shares of common stock issued to accredited investors in a private placement transaction that closed in May 2015); and (ii) outstanding options to purchase 3,888,657 shares of common stock issued pursuant to the Company’s 2004 Stock Incentive Plan (the “2004 Plan”) and the 2015 Equity Incentive Plan (the “2015 Plan”). In addition, the Company has reserved an additional 4,066,619 shares of common stock for issuance pursuant to the 2015 Plan and an additional 28,571,428 shares of common stock for issuance to Lincoln Park Capital Fund, LLC pursuant to the Purchase Agreement dated July 24, 2015.

The Offer to Exercise was conditioned on the Company having in place an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering the exercise of the Rights Offering Warrants at the reduced cash exercise price of $0.20 per share and the shares issuable upon such exercise having been registered or qualified or deemed to be exempt from registration under the securities laws of the state of residence of the holder of the warrant. The Company filed with the Securities and Exchange Commission (“SEC”) a Post-Effective Amendment on Form S-1 to the existing Registration Statement on Form S-1 (File No. 333-169728) covering the exercise of the Rights Offering Warrants at $0.20 per share and reflecting the terms of the Rights Offering Warrants as amended by the Offer to Exercise. The Post-Effective Amendment was declared effective by the SEC on December 17, 2015.

The Company issued the Lambda Warrants in a private placement transaction to an accredited investor, in reliance on the exemption from registration provided by Rule 506 of Regulation D under the Securities Act. Similarly, the issuance of the shares of the Company’s common stock upon the exercise of the 2,782,577 Lambda Warrants was exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D.

All 2011 warrants that were not exercised pursuant to the Offer to Exercise remain in effect, with an exercise price of $0.40 per share of common stock.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 is incorporated herein by reference.

Item 8.01 Other Information

On December 21, 2015, the Company issued a press release announcing the expiration of the Offer to Exercise. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	First Amendment, dated November 20, 2015, to Warrant Agreement dated March 10, 2011 between the Company and Continental Stock Transfer & Trust Company, governing the 2011 Warrants (incorporated by reference to Exhibit (d)(5) to the Company’s Schedule TO filed on November 20, 2015).

99.1	Press Release dated December 21, 2015 (incorporated by reference to Exhibit (a)(5)(B) to the Amendment No. 1, filed with the SEC on December 21, 2015, to the Company’s Schedule TO filed with the SEC on November 20, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nephros, Inc.

Dated: December 21, 2015	By:	/s/ Daron Evans
Daron Evans
President & Chief Executive Officer

Index to Exhibits Filed with this Report

Exhibit No.	Description

4.1	First Amendment, dated November 20, 2015, to Warrant Agreement dated March 10, 2011 between the Company and Continental Stock Transfer & Trust Company, governing the 2011 Warrants (incorporated by reference to Exhibit (d)(5) to the Company’s Schedule TO filed on November 20, 2015).

99.1	Press Release dated December 21, 2015 (incorporated by reference to Exhibit (a)(5)(B) to the Amendment No. 1, filed with the SEC on December 21, 2015, to the Company’s Schedule TO filed with the SEC on November 20, 2015).